STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Filing Acknowledgement

February 25, 2008

Job Number	Corporation Number	
C20080226-0037	E0447682005-8	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Merge Out	20080126040-23	February 25, 2008 04:36:46 PM

Corporation Name	Resident Agent
HUNTMOUNTAIN RESOURCES	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the office of	Document Number 20080126040-23
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/25/2008 4:36 PM
	Entity Number E0447682005-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

HuntMountain Resources
Name of merging entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

HuntMountain Resources Merger Co.
Name of surviving entity

Washington — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn: DL Services Inc.

c/o: 1420 Fifth Avenue, Suite 3400
Seattle, Washington 98101

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

HuntMountain Resources
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

HuntMountain Resources Merger Co.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Surviving entity is a Washington corporation

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** 3/1/08

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

HuntMountain Resources
Name of merging entity

X [signature] | Tim Hunt, President | 12/31/07
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

HuntMountain Resources Merger Co.
Name of surviving entity

X [signature] | Tim Hunt, President | 12/31/07
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated December 31, 2007, between HuntMountain Resources, a Nevada corporation (the "Merging Corporation"), and HuntMountain Resources Merger Co., a Washington corporation (the "Surviving Corporation"). The Merging Corporation and the Surviving Corporation are sometimes referred to collectively as the "Constituent Corporations."

WHEREAS, the shareholders and Board of Directors of each of the Constituent Corporations have deemed it advisable and for the mutual benefit of the Constituent Corporations and their respective shareholders that the Merging Corporation be merged into the Surviving Corporation pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Nevada General Corporation Law (the "Merger").

NOW, THEREFORE, in accordance with the laws of the states of Washington and Nevada, the Constituent Corporations agree that, subject to the following terms and conditions, (i) the Merging Corporation shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the State of Washington, and (iii) the terms and conditions of the Merger, and the mode of carrying them into effect, shall be as follows:

1. Constituent Corporations. The name of the Merging Corporation is HuntMountain Resources. The Merging Corporation is a corporation organized under and governed by the laws of Nevada. The address of its principal place of business is 1611 N. Molter Road, Ste 201, Liberty Lake, Washington 99019. The name of the Surviving Corporation is HuntMountain Resources Merger Co. The Surviving Corporation is a corporation organized under and governed by the laws of Washington. The address of its principal place of business is 1611 N. Molter Road, Ste 201, Liberty Lake, Washington 99019.

2. Merger; Conversion of Shares. On the effective date of the Merger, (i) the Merging Corporation shall be merged with and into the Surviving Corporation, (ii) each outstanding share of common stock of the Merging Corporation, solely by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, shall be changed into one share of common stock of the Surviving Corporation, (iii) each outstanding share of preferred stock of the Merging Corporation, solely by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, shall be changed into one share of preferred stock of the Surviving Corporation, and (iv) each of the outstanding shares of common and preferred stock of the Surviving Corporation shall be automatically canceled and returned to the status of authorized but unissued shares.

3. Effect of Merger. The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Nevada. Without limiting the generality of the foregoing, and subject thereto, on the effective date, the separate existence of the Merging Corporation shall cease, and the Merging Corporation shall be merged in accordance with the provisions of this Agreement with and into the Surviving Corporation, which shall possess all the

properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, disabilities, duties and liabilities of each of the Constituent Corporations; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or other property, or any interest therein, vested by deed or otherwise in either of the Constituent Corporations, shall be vested in the Surviving Corporation without reversion or impairment.

4. Articles of Incorporation. The Articles of Incorporation of HuntMountain Resourcers Merger Co. shall be the Articles of the Surviving Corporation. Articles 1 of the Articles of Incorporation of HuntMountain Resources Merger Co. shall be amended to read as follows:

ARTICLE 1. NAME

The name of the corporation (the "Corporation") is HuntMountain Resources Ltd.

5. Effective Date. The effective date of the merger shall be the date on which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Articles of Merger, have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11.050 of the Washington Business Corporation Act and the office of the Nevada Secretary of State pursuant to Section 92A.200 of the Nevada General Corporation Law, or at such time thereafter as is provided in such Articles of Merger.

6. Abandonment. At any time before the effective date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either the Merging Corporation or the Surviving Corporation or both, notwithstanding the approval of this Agreement by the shareholders of the Merging Corporation or by the shareholders of the Surviving Corporation, or by both.

7. Amendment. At any time before or after approval by the shareholders of the Constituent Corporations, this Agreement may be amended in any manner (except that any of the principal terms may not be amended without the approval of the shareholders of the Constituent Corporations), as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient in order to clarify the intention of the parties thereto or to effect or facilitate the purpose and intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed on the date first above written.

"MERGING CORPORATION"	"SURVIVING CORPORATION"
HUNTMOUNTAIN RESOURCES CO.	HUNTMOUNTAIN RESOURCES MERGER
By ______________	By ______________
Tim Hunt, President	Tim Hunt, President